Exhibit 99.4

Security and Loan Termination Agreement

This Security and Loan Termination Agreement (this “Agreement”) is entered into as of this 29th day of November, 2022 by and between Minim, Inc., a Delaware corporation (as successor by merger to Zoom Telephonics, Inc. (“Minim”), Cadence Connectivity, Inc., a Delaware corporation (formerly known as Zoom Connectivity, Inc.) (“Cadence” and, together with Minim, each a “Borrower” and, together, the “Borrowers”), and Slingshot Capital, LLC, a Delaware limited liability company (“Lender” and, together with Borrowers, each a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties are parties to that certain Bridge Loan and Security Agreement dated as of November 23, 2022 (the “Loan Agreement”); and

WHEREAS, the Parties desire to terminate the Loan Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 9.8 of the Loan Agreement, the Parties hereby agree that: 1) effective as of the execution of this Agreement, the Loan Agreement shall terminate in its entirety, and be of no further force or effect of any nature; 2) without limiting the generality of the foregoing, Lender shall have no further security interest of any nature in any assets of either Borrower; and 3) to the extent that Lender has filed any UCC financing statements or created any other lien of any nature with respect to any assets owned by either Borrower, Lender shall immediately terminate all such liens and hereby authorizes Borrowers to take all such actions, on behalf of Lender, as may be required to terminate any such liens.

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IN WITNESS WHEREOF, the Parties have executed this Security and Loan Termination Agreement as of the date first indicated above.

BORROWER:

MINIM, INC.

By:	/s/ Mehul Patel
Mehul Patel
Chief Executive Officer

BORROWER:

CADENCE CONNECTIVITY, INC.

By:	/s/ Mehul Patel
Mehul Patel
Chief Executive Officer

LENDER:

SLINGSHOT CAPITAL, LLC

By:	/s/ Jeremy Hitchcock
Name: Jeremy Hitchcock
Title: Manager